EXHIBIT 10.3
SIXTH AMENDMENT
TO AGREEMENT ESTABLISHING
ORANGE COUNTY – POUGHKEEPSIE LIMITED PARTNERSHIP

This Sixth Amendment to Agreement Establishing Orange County – Poughkeepsie Limited Partnership is effective as of May 1, 2011.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement Establishing Orange County – Poughkeepsie Limited Partnership dated as of April 21, 1987, as amended (the “Partnership Agreement”).

Pursuant to the Agreement dated May 26, 2011 among the Partners, the Partners hereby amend the Partnership Agreement as follows:

1.           The definition of “Cellular Service,” Section 2.4 of the Partnership Agreement, is amended to read in its entirety as follows:

2.4  Cellular Service.  Any and all service authorized by the FCC under any of Parts 20, 22, 24 and 27 of its rules, commercial mobile radio service, commercial mobile data service, and any successor services to the foregoing as may be authorized by the FCC under any other provisions of its rules

2.           The first sentence of the definition of “Partnership Interest,” Section 2.10 of the Partnership Agreement, is amended to read in its entirety as follows:  “The entire ownership interest of the General Partner or a Limited Partner in the Partnership, expressed as a percentage, as set forth in Exhibit A attached to and hereby made a part of this Agreement.”

3.           Exhibit A attached to and hereby made a part of this Amendment is added to the Partnership Agreement as Exhibit A thereto.

4.           Clause (a) of Section 4.4 of the Partnership Agreement is amended to read in its entirety as follows:  “(a) cause to be transferred to the Partnership’s name, or make available to the Partnership by means of lease, all licenses, permits or other regulatory approvals necessary to provide Cellular Service;”.

5.           Section 5.2 of the Partnership Agreement is amended to add the following sentence at the end thereof:  “Notwithstanding any provision to the contrary herein, no adjustment to the Partnership Interest of any non-contributing Partner shall be made as a result of any contributions made to the Partnership pursuant to that certain Agreement dated as of May 26, 2011, by and among Verizon Wireless of the East LP, Cellco Partnership and Warwick Valley Telephone Company (the “4G Agreement”).”

6.           Section 6.3 of the Partnership Agreement is amended to add a new sentence at the end thereof to read as follows:  “Notwithstanding any provision to the contrary herein, distributions made in the years 2011, 2012 and 2013 shall be made pursuant to the 4G Agreement.”

ALL OTHER PROVISIONS OF THE PARTNERSHIP AGREEMENT SHALL REMAIN UNCHANGED.

IN WITNESS WHEREOF, the undersigned have caused this Sixth Amendment to be duly executed by their duly authorized officers.

CELLCO PARTNERHIP d/b/a		VERIZON WIRELESS OF THE EAST LP
VERIZON WIRELESS

By:	/s/Daniel S. Mead	By:	/s/Daniel S. Mead
	Name: Daniel S. Mead		Name: Daniel S. Mead
	Title: President and Chief Executive Officer		Title: President and Chief Executive Officer

WARWICK VALLEY TELEPHONE COMPANY

By:	/s/ Duane W. Albro
Name: Duane W. Albro
Title: President and Chief Executive Officer

EXHIBIT A

Partnership Interests in
ORANGE COUNTY – POUGHKEEPSIE LIMITED PARTNERSHIP
as of May 1, 2011

Partner	General Partnership Interest	Limited Partnership Interest
General Partner:

Verizon Wireless of the East LP	70.0000%

Limited Partners:

Verizon Wireless of the East LP		15.0000%
Cellco Partnership		6.8919%
Warwick Valley Telephone Company		8.1081%